EXHIBIT 10.1.a.2

FIRST AMENDMENT

TO

CEDAR REALTY TRUST, INC.

2012 STOCK INCENTIVE PLAN

EXHIBIT 10.1.a.2

FIRST AMENDMENT TO CEDAR REALTY TRUST, INC.

2012 STOCK INCENTIVE PLAN

The Cedar Realty Trust, Inc. 2012 Stock Incentive Plan (the “Plan”) is hereby amended as follows:

1.    Section 4.1 of the Plan is hereby amended by deleting such Section in its entirety and substituting the following:

4.1  Aggregate Limit.  Subject to adjustment under Section 4.3 below, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall be 681,818 Shares.  Notwithstanding the foregoing, but subject to adjustment as provided in Section 15, no more than 75,757 Shares that can be delivered under the Plan shall be deliverable pursuant to the exercise of Incentive Stock Options.

2.    Section 4.2 of the Plan is hereby amended by deleting such Section in its entirety and substituting the following:

4.2  Individual Limit.  Subject to adjustment under Section 4.3 below, the maximum number of Shares that may be (i) made the subject of Options and Stock Appreciation Rights, granted to any Eligible Individual with respect to any calendar year may not exceed 75,757 Shares and (ii) made the subject of Awards other than Options and Stock Appreciation Rights granted to any Eligible Individual with respect to any calendar year may not exceed 75,757; provided, however, that pursuant to obligations of the Company contained in the employment agreement with Bruce J. Schanzer, a maximum of 2,000,000 Restricted Shares may be granted to Mr. Schanzer in 2012.

3.    Except as so amended, the Plan in all other respects is hereby confirmed.

Approved by the Board of Directors on October 28, 2020.